Pricing Supplement No. 113                                        Rule 424(b)(3)
Dated: July 20, 1999                                          File No. 333-61437

(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount: $20,000,000                        Floating Rate Notes [x]             Book Entry Notes [x]
Original Issue Date: 7/23/99                         Fixed Rate Notes [_]                Certificated Notes [_]

Maturity Date: 7/24/2000                             CUSIP#: 073928 KN 2

Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                  Maximum Interest Rate: N/A

[_]        Commercial Paper Rate                                      Minimum Interest Rate: N/A

[_]        Federal Funds Rate                                         Interest Reset Date(s):  *

[_]        Treasury Rate                                              Interest Reset Period: Daily on each business day

[_]        LIBOR Reuters                                              Interest Payment Date(s): **

[_]        LIBOR Telerate

[x]        Prime Rate

[_]        CMT Rate

Initial Interest Rate:                                                Interest Payment Period: Quarterly

Initial Interest Rate:  ***

 Index Maturity: Three Months

 Spread (plus or minus): -2.75%

-------------------------

*        Daily on each business day.

**       10/24/99, 1/24/2000, 4/24/2000 and 7/24/2000.

***      The PRIME rate on July 23, 1999 minus 275 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.